      As filed with the Securities and Exchange Commission on May 14, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                              WSI INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        Minnesota                                               41-0691607
(State or other jurisdic-                                    (I.R.S. Employer
  tion of incorporation                                     Identification No.)
    or organization)
                            2605 W. Wayzata Boulevard
                           Long Lake, Minnesota 55356
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                              WSI INDUSTRIES, INC.
                                 1994 STOCK PLAN
                            (Full title of the Plan)

                          ----------------------------

          Michael J. Pudil                                    Copy to:
              President                                   Charles P. Moorse
        WSI Industries, Inc.                             Kristin L. Johnson
      2065 W. Wayzata Boulevard                      Lindquist & Vennum P.L.L.P.
        Long Lake, MN  55356                               4200 IDS Center
           (612) 473-1271                              80 South Eighth Street
(Name, address, including zip code and                  Minneapolis, MN 55402
telephone number of agent for service)                     (612) 371-3211


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                  Proposed             Proposed
 Title of Securities               Maximum              Maximum
 to be Registered                  Amount              Offering                Aggregate              Amount of
                                    to be                Price                 Offering             Registration
                                 Registered            Per Share                 Price                   Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,                 200,000 shares(2)        $3.50(1)               $700,000(1)              $194.60
$.10 par value to be issued
pursuant to the WSI Industries, Inc.
1994 Stock Plan
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the Nasdaq National Market on May 11, 1999.
(2)      250,000 shares were registered on Form S-8 (No. 33-58565) on
         April 12, 1995, and 200,000 shares are being registered herewith.

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on form S-8 (file No. 33-58565) was filed with the Securities and Exchange Commission on April 12, 1995 covering the registration of 250,000 shares initially authorized for issuance under the Company's 1994 Stock Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 200,000 shares authorized under the Plan. An amendment to the Plan to increase the number of shares under the plan by 200,000 was authorized by the Company's Board of Directors and was approved by shareholders on January 7, 1999. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The content of the prior Registration Statement is incorporated herein by reference.


                                     PART I

                  Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended August 30, 1998.

         (b) The Definitive Proxy Statement dated December 4, 1998 for the 1999 Annual Meeting of Shareholders held on January 7, 1999.

         (c) The Quarterly Reports on Form 10-Q for the quarters ended November 29, 1998 and February 28, 1999.

         (d) The description of the Company's Common Stock as set forth in the Company's Form S-8 Registration Statement dated January 15, 1988 (Registration No. 33-19650), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

         Gerald E. Magnuson, Secretary of the Company, is a retired partner of Lindquist & Vennum, P.L. L.P. which is the law firm passing on the validity of the securities issued under the Plan.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

         The Company's Bylaws provide that the Company shall indemnify its officers, directors, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, and their respective heirs, administrators and executors, in accordance with, and to the fullest extent permitted by the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)      Acted in good faith;

         (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

         Not applicable.

Item 8.  Exhibits.
------------------

Exhibit
-------

4.1  WSI, Industries Inc. 1994 Stock Plan, as amended

5.1  Opinion of Lindquist & Vennum P.L.L.P.

23.1 Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2 Consent of Ernst & Young LLP, independent public auditors.

24.1 Power of Attorney (set forth on the signature page hereof)

---------------------

Item 9.  Undertakings.
----------------------

(a)      The Company hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Long Lake, State of Minnesota, on May 14, 1999.

                                            WSI INDUSTRIES, INC.


                                            By   /s/ Michael J. Pudil
                                              ----------------------------------
                                                     Michael J. Pudil, President


                                POWER OF ATTORNEY

         The undersigned officers and directors of WSI Industries, Inc. hereby constitute and appoint Michael J. Pudil and Gerald E. Magnuson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on May 14, 1999 in the capacities indicated.

Signature


   /s/ Michael J. Pudil
--------------------------------------------
Michael J. Pudil, President,
Chief Executive Officer (Principal
Executive Officer) and Director


   /s/ Paul Sheely
--------------------------------------------
Paul Sheely, Vice
President and Chief Financial
Officer (Principal Financial
Officer), Treasurer and Assistant Secretary

   /s/ George J. Martin
--------------------------------------------
George J. Martin, Chairman of
the Board


   /s/ Paul Baszucki
--------------------------------------------
Paul Baszucki, Director


   /s/ Melvin L. Katten
--------------------------------------------
Melvin L. Katten, Director


   /s/ Gerald E. Magnuson
--------------------------------------------
Gerald E. Magnuson, Director


   /s/ Eugene J. Mora
--------------------------------------------
Eugene J. Mora, Director